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                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS




                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Delta Oil & Gas, Inc. on Amendment No. 1 to Form SB-2 of our Auditors' Report, dated April 19, 2002, on the balance sheet of Delta Oil & Gas, Inc. as of December 31, 2001 and the statements of operations and deficit, cash flows, and stockholders' equity for the period from date of inception, January 9, 2001, to December 31, 2001.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver, Canada                                         /s/ Morgan & Company

June 21, 2002                                             Chartered Accountants


Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         INTERNATIONAL                Vancouver, B.C.  V7Y 1A1